 Exhibit 99.1

Clarus Reports Record Fourth Quarter and Full Year 2018 Results, Introduces Strong 2019 Outlook

–	Fourth Quarter Sales up 9% to $57.3 Million With Gross Margin up 300 Basis Points to 35.6% –

–	Expects Full Year 2019 Sales to Grow Approximately 8% to $230 Million and Adjusted EBITDA to Increase Approximately 20% to $25 Million –

SALT LAKE CITY, Utah – March 4, 2019 – Clarus Corporation (NASDAQ: CLAR) (“Clarus” and/or the “Company”), a company focused on the outdoor and consumer industries, seeking opportunities to acquire and grow businesses that can generate attractive shareholder returns, reported financial results for the fourth quarter and full year ended December 31, 2018, and provided its financial outlook for 2019.

Fourth Quarter 2018 Financial Highlights vs. Same Year-Ago Quarter

•	Sales increased 9% to $57.3 million.
•	Gross margin increased 300 basis points to 35.6%.
•	Net income was $3.5 million or $0.12 per share, compared to $6.0 million or $0.20 per share. The fourth quarter of 2017 included an income tax benefit of $6.1 million related to the implementation of the Tax Cuts and Jobs Act.
•	Adjusted net income before non-cash items increased 27% to $5.9 million or $0.19 per share, compared to $4.6 million or $0.15 per share.
•	Adjusted EBITDA increased 30% to $6.6 million and as a percentage of sales, adjusted EBITDA increased 190 basis points to 11.6%.
•	Repurchased 101,833 shares of its common stock for approximately $1.0 million ($9.60 per share), bringing the total amount purchased during 2018 to 519,070 shares or $4.3 million ($8.31 per share). The Company maintains a $30 million share repurchase program, which still has approximately $13.5 million available.

Full Year 2018 Financial Highlights vs. 2017

•	Sales increased 24% to $212.1 million.
•	Gross margin increased 340 basis points to 34.9%.
•	Net income was $7.3 million or $0.24 per share, compared to $(0.7) million or $(0.02) per share. Net loss in 2017 included the aforementioned income tax benefit of $6.1 million.
•	Adjusted net income before non-cash items increased significantly to $19.3 million or $0.64 per share, compared to $4.7 million or $0.16 per share.
•	Adjusted EBITDA increased significantly to $20.8 million, compared to $6.1 million, and as a percentage of sales, adjusted EBITDA increased 630 basis points to 9.8%.
•	Free cash flow, defined as net cash provided by operating activities less capital expenditures, was $8.0 million compared to $(11.7) million.

Management Commentary

“As indicated in our preliminary results, our brand momentum led to a record fourth quarter and full year that well-exceeded our outlook,” stated John Walbrecht, president of Clarus. “Our brands and products continue to resonate with our consumers across all markets, and this was driven by innovation throughout our entire product portfolio, an accelerated go-to-market strategy and the execution of our growth strategy.

“These results are also showing in our financial results. For the year, we grew sales 24% and more than tripled adjusted EBITDA, generating a $20 million increase in free cash flow versus 2017. This has allowed us to enhance shareholder-friendly capital allocation measures, including the initiation of a quarterly dividend and share repurchases. It has also afforded us the means to continue an accelerated product R&D and innovation strategy, which we believe sets us up well for 2019.

“In fact, we expect that 2019 will see the introduction of approximately 300 new products across all of Black Diamond’s primary product categories, and the continuation of our enhanced go-to-market strategy at Sierra and SKINourishment focused on new product introductions, expanded distribution, and better consumer engagement. We believe that our current playbook of ‘innovate and accelerate’ will continue to provide us with strong organic growth in 2019, enabling us to further scale and leverage our portfolio. We also remain opportunistic in an M&A strategy that seeks to find other ‘super-fan brands’ in which we can deploy our unique brand strategy playbook.”

Fourth Quarter 2018 Financial Results

Sales in the fourth quarter of 2018 increased 9% to $57.3 million compared to $52.7 million in the same year-ago quarter. The increase was driven by 8% growth in Black Diamond and 14% from Sierra. On a constant currency basis, total sales were up 9%.

Gross margin increased 300 basis points to 35.6% compared to 32.6% in the year-ago quarter. The increase was primarily due to favorable channel and product mix across the portfolio, including strong product margins in Black Diamond apparel and Sierra Bullets.

Selling, general and administrative expenses in the fourth quarter were $16.5 million, unchanged versus the year-ago quarter. As a percentage of sales, selling, general and administrative expenses declined 260 basis points to 28.7% as the Company drove cost efficiencies despite strong brand growth, partially offset by the continued strategic investments in demand creation and product innovation within Black Diamond and Sierra.

Net income in the fourth quarter was $3.5 million or $0.12 per diluted share, compared to $6.0 million or $0.20 per diluted share in the year-ago quarter. Net income in the fourth quarter of 2018 included $2.2 million of non-cash charges and $0.2 million of transaction and restructuring costs, compared to a $1.7 million non-cash benefit, $0.2 million in transaction costs, $0.1 million in merger and integration costs, and minimal restructuring costs in the fourth quarter of 2017.

Adjusted net income, which excludes the non-cash items, as well as transaction, merger and integration, and restructuring costs, increased 27% to $5.9 million or $0.19 per diluted share, compared to $4.6 million or $0.15 per diluted share in the fourth quarter of 2017.

Adjusted EBITDA increased 30% to $6.6 million compared to $5.1 million in the fourth quarter of 2017. As a percentage of sales, adjusted EBITDA increased 190 basis points to 11.6% compared to 9.7% in the year-ago period.

Full Year 2018 Financial Results

Sales in 2018 increased 24% to $212.1 million compared to $170.7 million in 2017. The increase was driven by the inclusion of Sierra, which contributed $35.4 million in total sales and $25.0 million in incremental sales during the year, and growth in Black Diamond apparel, climb and mountain product categories. Excluding the Sierra acquisition, sales increased 10%. On a constant currency basis, total sales were up 23%.

Gross margin in 2018 increased 340 basis points to 34.9% compared to 31.5% in 2017. The increase was primarily due to favorable channel and product mix, the positive impact from foreign exchange, and more normalized levels of discontinued merchandise. Excluding a fair value inventory step-up associated with the Sierra acquisition, adjusted gross margin in 2018 increased 260 basis points to 35.4%.

Selling, general and administrative expenses in 2018 increased 16% to $65.2 million compared to $56.3 million in 2017. As a percentage of sales, selling, general and administrative expenses declined 230 basis points to 30.7% as the Company drove cost efficiencies despite strong brand growth, partially offset by the continued strategic investments in demand creation and product innovation within Black Diamond and Sierra.

Income tax benefit in 2018 was $0.8 million compared to a $5.1 million benefit in 2017. The higher income tax benefit in 2017 was largely due to the implementation of the Tax Cuts and Jobs Act of 2017.

Net income in 2018 improved significantly to $7.3 million or $0.24 per diluted share, compared to a net loss of $0.7 million or $(0.02) per diluted share in 2017. Net income in 2018 included $11.4 million of non-cash charges, $0.5 million of transaction costs, and $0.1 million of restructuring costs, compared to a net loss in 2017 that included $3.2 million of non-cash charges, $2.1 million in transaction costs, $0.2 million in restructuring costs, and $0.1 million in merger and integration costs.

Adjusted net income in 2018, which excludes the non-cash charges as well as transaction, merger and integration, and restructuring costs, increased significantly to $19.3 million or $0.64 per diluted share, compared to $4.7 million or $0.16 per diluted share in 2017.

Adjusted EBITDA in 2018 increased significantly to $20.8 million compared to $6.1 million in 2017. As a percentage of sales, adjusted EBITDA improved 630 basis points to 9.8%.

Net cash provided by (used in) operating activities for 2018 and 2017 were $11.4 million and $(8.9) million, respectively. Capital expenditures for 2018 was $3.4 million compared to $2.8 million in 2017. Free cash flow, defined as net cash provided by operating activities less capital expenditures, for 2018 was $8.0 million compared to $(11.7) million in 2017.

At December 31, 2018, cash and cash equivalents totaled $2.5 million compared to $1.9 million at December 31, 2017. The Company’s debt balance at December 31, 2018, was $22.1 million compared to $20.8 million at December 31, 2017.

2019 Outlook

Clarus anticipates fiscal year 2019 sales to grow approximately 8% to $230 million compared to 2018. The Company also expects adjusted EBITDA to increase approximately 20% to $25 million compared to 2018.

Additionally, in fiscal year 2019 the Company expects capital expenditures to be approximately $4.5 million and free cash flow to be approximately $10 million.

Net Operating Loss (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $141 million. The Company’s common stock is subject to a rights agreement dated February 7, 2008 that is intended to limit the number of 5% or more owners and therefore reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code of 1986, as amended. Any such change of ownership under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the rights agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its fourth quarter and full year 2018 results.

Date: Monday, March 4, 2019

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Toll-free dial-in number: 1-877-511-3707

International dial-in number: 1-786-815-8672

Conference ID: 5990475

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.claruscorp.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through March 18, 2019.

Toll-free replay number: 1-855-859-2056

International replay number: 1-404-537-3406

Replay ID: 5990475

About Clarus Corporation

Clarus Corporation is focused on the outdoor and consumer industries, seeking opportunities to acquire and grow businesses that can generate attractive shareholder returns. The Company has substantial net operating tax loss carryforwards which it is seeking to redeploy to maximize shareholder value. Clarus’ primary business is as a leading developer, manufacturer and distributor of outdoor equipment and lifestyle products focused on the climb, ski, mountain, and sport markets. The Company’s products are principally sold under the Black Diamond®, Sierra®, PIEPS®, and SKINourishment® brand names through specialty and online retailers, distributors and original equipment manufacturers throughout the U.S. and internationally. For additional information, please visit www.claruscorp.com or the brand websites at www.blackdiamondequipment.com, www.sierrabullets.com or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) adjusted gross margin and adjusted gross profit, (ii) net income (loss) before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) before non-cash items and related income (loss) per diluted share, (iii) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), and adjusted EBITDA, and (iv) free cash flow. The Company believes that the presentation of certain non-GAAP measures, i.e.: (i) adjusted gross margin and adjusted gross profit, (ii) net income (loss) before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) before non-cash items and related income (loss) per diluted share, (iii) EBITDA and adjusted EBITDA, and (iv) free cash flow, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer demand on our products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of the Company's customers; the Company's ability to implement its business strategy, the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to the manufacture and sale of bullets and ammunition by our Sierra segment, and the possession and use of firearms and ammunition by our customers; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and suppliers; the Company's ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks; and the Company’s ability to declare a dividend. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-552-9600

warren.kanders@claruscorp.com

or

John C. Walbrecht

President

Tel 1-801-993-1344

john.walbrecht@claruscorp.com

or

Aaron J. Kuehne

Chief Administrative Officer and

Chief Financial Officer

Tel 1-801-993-1364

aaron.kuehne@claruscorp.com

Investor Relations:

Liolios

Cody Slach

Tel 1-949-574-3860

CLAR@liolios.com

CLARUS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	December 31, 2018	December 31, 2017
Assets
Current assets
Cash	$2,486	$1,856
Accounts receivable	35,943	35,817
Inventories	64,933	58,138
Prepaid and other current assets	5,115	3,633
Income tax receivable	24	-
Total current assets	108,501	99,444

Property and equipment, net	23,401	24,345
Other intangible assets, net	19,416	23,238
Indefinite lived intangible assets	41,694	41,843
Goodwill	18,090	17,745
Other long-term assets	2,026	834
Total assets	$213,128	$207,449

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$21,489	$19,456
Income tax payable	210	328
Current portion of long-term debt	41	-
Total current liabilities	21,740	19,784

Long-term debt	22,105	20,842
Deferred income taxes	2,919	3,666
Other long-term liabilities	159	175
Total liabilities	46,923	44,467

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000
shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized;
33,244 and 32,917 issued and 29,748 and 30,041 outstanding, respectively	3	3
Additional paid in capital	488,404	485,285
Accumulated deficit	(304,577)	(310,390)
Treasury stock, at cost	(18,102)	(12,415)
Accumulated other comprehensive income	477	499
Total stockholders' equity	166,205	162,982
Total liabilities and stockholders' equity	$213,128	$207,449

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	December 31, 2018	December 31, 2017

Sales
Domestic sales	$32,870	$29,129
International sales	24,437	23,548
Total sales	57,307	52,677

Cost of goods sold	36,889	35,489
Gross profit	20,418	17,188

Operating expenses
Selling, general and administrative	16,459	16,469
Restructuring charge	51	44
Merger and integration	-	82
Transaction costs	120	219

Total operating expenses	16,630	16,814

Operating income	3,788	374

Other expense
Interest expense, net	(319)	(340)
Other, net	(390)	(92)

Total other expense, net	(709)	(432)

Income (loss) before income tax	3,079	(58)
Income tax benefit	(469)	(6,077)
Net income	$3,548	$6,019

Net income per share:
Basic	$0.12	$0.20
Diluted	0.12	0.20

Weighted average shares outstanding:
Basic	29,843	30,041
Diluted	30,532	30,176

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Year Ended December 31,
	2018	2017

Sales
Domestic sales	$112,537	$88,603
International sales	99,604	82,084
Total sales	212,141	170,687

Cost of goods sold	138,179	116,877
Gross profit	73,962	53,810

Operating expenses
Selling, general and administrative	65,151	56,295
Restructuring charge	137	160
Merger and integration	-	82
Transaction costs	503	2,088

Total operating expenses	65,791	58,625

Operating income (loss)	8,171	(4,815)

Other (expense) income
Interest expense, net	(1,339)	(1,288)
Other, net	(359)	343

Total other expense, net	(1,698)	(945)

Income (loss) before income tax	6,473	(5,760)
Income tax benefit	(828)	(5,087)
Net income (loss)	$7,301	$(673)

Net income (loss) per share:
Basic	$0.24	$(0.02)
Diluted	0.24	(0.02)

Weighted average shares outstanding:
Basic	29,915	30,022
Diluted	30,255	30,022

CLARUS CORPORATION

RECONCILIATION FROM GROSS PROFIT TO ADJUSTED GROSS PROFIT

AND ADJUSTED GROSS MARGIN

THREE MONTHS ENDED

	December 31, 2018		December 31, 2017

Gross profit as reported	$20,418	Gross profit as reported	$17,188
Plus impact of inventory fair value adjustment	-	Plus impact of inventory fair value adjustment	1,678
Adjusted gross profit	$20,418	Adjusted gross profit	$18,866

Gross margin as reported	35.6%	Gross margin as reported	32.6%

Adjusted gross margin	35.6%	Adjusted gross margin	35.8%

TWELVE MONTHS ENDED

	December 31, 2018		December 31, 2017

Gross profit as reported	$73,962	Gross profit as reported	$53,810
Plus impact of inventory fair value adjustment	1,049	Plus impact of inventory fair value adjustment	2,098
Adjusted gross profit	$75,011	Adjusted gross profit	$55,908

Gross margin as reported	34.9%	Gross margin as reported	31.5%

Adjusted gross margin	35.4%	Adjusted gross margin	32.8%

CLARUS CORPORATION

RECONCILIATION FROM NET INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED

NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended
		Per Diluted		Per Diluted
	December 31, 2018	Share	December 31, 2017	Share

Net income	$3,548	$0.12	$6,019	$0.20

Amortization of intangibles	971	0.03	1,193	0.04
Depreciation	1,109	0.04	1,053	0.03
Amortization of debt issuance costs	65	0.00	17	0.00
Stock-based compensation	585	0.02	452	0.01
Loss (gain) from removal of accumulated translation adjustment	27	0.00	(53)	(0.00)
Inventory fair value of purchase accounting	-	-	1,678	0.06
Income tax benefit	(469)	(0.02)	(6,077)	(0.20)
Cash paid for income taxes	(122)	(0.00)	15	0.00

Net income before non-cash items	$5,714	$0.19	$4,297	$0.14

Restructuring charge	51	0.00	44	0.00
Merger and integration	-	-	82	0.00
Transaction costs	120	0.00	219	0.01
State cash taxes on adjustments	(6)	(0.00)	(10)	(0.00)
AMT cash taxes on adjustments	(3)	(0.00)	(7)	(0.00)

Adjusted net income before non-cash items	$5,876	$0.19	$4,625	$0.15

CLARUS CORPORATION

RECONCILIATION FROM NET INCOME (LOSS) TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED

NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Twelve Months Ended
		Per Diluted		Per Diluted
	December 31, 2018	Share	December 31, 2017	Share

Net income (loss)	$7,301	$0.24	$(673)	$(0.02)

Amortization of intangibles	3,873	0.13	2,376	0.08
Depreciation	4,423	0.15	2,883	0.10
Accretion of note discount	-	-	833	0.03
Amortization of debt issuance costs	436	0.01	28	0.00
Stock-based compensation	2,652	0.09	1,181	0.04
Loss (gain) from removal of accumulated translation adjustment	199	0.01	(202)	(0.01)
Inventory fair value of purchase accounting	1,049	0.03	2,098	0.07
Income tax benefit	(828)	(0.03)	(5,087)	(0.17)
Cash paid for income taxes	(418)	(0.01)	(931)	(0.03)

Net income before non-cash items	$18,687	$0.62	$2,506	$0.08

Restructuring charge	137	0.00	160	0.01
Merger and integration	-	-	82	0.00
Transaction costs	503	0.02	2,088	0.07
State cash taxes on adjustments	(21)	(0.00)	(67)	(0.00)
AMT cash taxes on adjustments	(12)	(0.00)	(45)	(0.00)

Adjusted net income before non-cash items	$19,294	$0.64	$4,724	$0.16

CLARUS CORPORATION

RECONCILIATION FROM NET INCOME TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND
AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended
	December 31, 2018	December 31, 2017

Net income	$3,548	$6,019

Income tax benefit	(469)	(6,077)
Other, net	390	92
Interest expense, net	319	340

Operating income	3,788	374

Depreciation	1,109	1,053
Amortization of intangibles	971	1,193

EBITDA	$5,868	$2,620

Restructuring charge	51	44
Merger and integration	-	82
Transaction costs	120	219
Inventory fair value of purchase accounting	-	1,678
Stock-based compensation	585	452

Adjusted EBITDA	$6,624	$5,095

CLARUS CORPORATION

RECONCILIATION FROM NET INCOME (LOSS) TO EARNINGS BEFORE INTEREST, TAXES,
DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Year Ended December 31,
	2018	2017

Net income (loss)	$7,301	$(673)

Income tax benefit	(828)	(5,087)
Other, net	359	(343)
Interest expense, net	1,339	1,288

Operating income (loss)	8,171	(4,815)

Depreciation	4,423	2,883
Amortization of intangibles	3,873	2,376

EBITDA	$16,467	$444

Restructuring charge	137	160
Merger and integration	-	82
Transaction costs	503	2,088
Inventory fair value of purchase accounting	1,049	2,098
Stock-based compensation	2,652	1,181

Adjusted EBITDA	$20,808	$6,053

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